Exhibit 10.8(c)

THIRD AMENDMENT TO THE

ANTHEM DEFERRED COMPENSATION PLAN

Pursuant to rights reserved under Article VIII of the Anthem Deferred Compensation Plan (the “Plan”), Anthem Insurance Companies, Inc. (the “Company”) hereby amends the Plan, effective January 1, 2006, as follows:

1. Section 5.2 of the Plan is hereby amended in its entirety as follows:

“5.2 Interest on Accounts.    The Deferral Account of each Participant who terminated employment prior to January 1, 2006 shall be credited with interest as provided in subsections (a)-(c) of this Section 5.2.

(a) Disability/Retirement/Survivor Interest.    The Deferral Account of a Participant who has a Disability, attains Retirement or dies while an Employee shall be deemed to bear interest from the date it was established through the end of the quarter ending prior to the date distribution begins at a rate equal to 125% of the Declared Rate for each Plan Year. Interest will be credited in the manner determined by the Committee from time to time in its sole discretion.

(b) Other Interest.    The Deferral Account of a Participant who terminates employment with the Company other than by reason of Retirement or death shall be deemed to bear interest from the date it was established to the end of the quarter ending prior to the date distribution begins at the Declared Rate for each Plan Year. Interest will be credited in the manner determined by the Committee from time to time in its sole discretion.

(c) Crediting of Interest.    The Deferral Account of a Participant shall be credited with interest determined in accordance with (b) above unless and until such time as (a) applies, at which time interest shall be redetermined. In the event of Termination of Employment, interest shall be credited through the end of the calendar quarter in which termination occurs.

The Deferral Account of each Participant who terminates employment on or after January 1, 2006 shall be credited with earnings in accordance with Article VI of the WellPoint, Inc. Comprehensive Non-Qualified Deferred Compensation Plan.”

2. Section 6.1(a) of the Plan is hereby amended in its entirety as follows:

“(a) General Rule.    Except as provided in Section 6.1(b), upon Retirement a Participant’s Deferral Account (including any deferrals pursuant to Section 3.2(c) hereof) shall be distributed to him in a lump sum which shall equal the value of the Participant’s Deferral Account as of the date of distribution.”

3. Section 6.1(b) of the Plan is hereby amended in its entirety as follows:

“(b) Retirement Payout Alternative Election.    In lieu of the lump sum payment in 6.1(a) above, a Participant may elect a payout of five (5) or ten (10) substantially equal annual installments (for elections made prior to January 1, 1995, a Participant may elect payout periods of three (3) years, five (5) years, or fifteen (15) years). Effective for Participant terminations on or after January 1, 2006, the amount of each annual installment shall equal the value of the Participant’s Deferral Account as of the date of distribution divided by the number of remaining installments. Effective for Participant terminations prior to January 1, 2006, the sum of all installments shall equal the value of the Participant’s Deferral Account, as of the date of his Retirement plus the interest on the unpaid balance of the Deferral Account, at the rate set forth in Section 5.2(a) as of the end of the quarter prior to the date distribution begins, during the payout period. The first annual installment shall be paid no later than the end of the month following the calendar quarter in which the Participant’s Retirement Date occurs. Subsequent annual installments shall be paid on each anniversary of the initial payment until the full Deferral Account has been paid. Elections must be made within three months of initial entry in the Plan and are irrevocable; provided, however, that no later than one year prior to the date distribution is to commence, a Participant may modify his election.

4. Section 6.3(a) of the Plan is hereby amended in its entirety as follows:

“(a) General Rule.    Except as provided in Section 6.3(b), in the event of a Participant’s Termination of Employment for any reason other than death, Disability, or Retirement, a Participant’s Deferral Account (including any deferrals pursuant to Section 3.2(c) hereof) shall be distributed to him in a lump sum which shall equal the value of the Participant’s Deferral Account as of the date of distribution.”

5. Section 6.3(b) of the Plan is hereby amended in its entirety as follows:

“(b) Termination Payout Alternative Election.    In lieu of the lump sum payment in 6.1(a) above, a Participant may elect a payout of five (5) substantially equal annual installments. Effective for Participant terminations on or after January 1, 2006, the amount of each annual installment shall equal the value of the Participant’s Deferral Account as of the date of distribution divided by the number of remaining installments. Effective for Participant terminations prior to January 1, 2006, the installments shall equal the sum of the value of the Participant’s Deferral Account as of the date of his Termination of Employment plus the interest on the unpaid balance of the Deferral Account, at the rate set forth in Section 5.2(b) as of the end of the quarter prior to the date distribution begins, during the payout period. The first annual installment shall be paid no later than the end of the month following the calendar quarter in which the Participant’s Retirement Date occurs. Subsequent annual installments shall be paid on each anniversary of the initial payment until the full Deferral Account has been paid. Elections must be made within three months of initial entry in the Plan and are irrevocable; provided, however, that no later than one year prior to the date distribution is to commence, a Participant may modify his election.”

6. Section 6.7 of the Plan is hereby deleted in its entirety.

IN WITNESS WHEREOF, this Third Amendment to the Plan has been executed this 22nd day of December, 2005.

ANTHEM INSURANCE COMPANIES, INC.

/s/ Larry C. Glasscock Larry C. Glasscock
President & Chief Executive Officer

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